EXHIBIT 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070652645-67
Filing Date and Time 09/25/2007 10:52 AM
Entity Number E670152007-8

1.	Name of Corporation:	Mascot Ventures Inc.

2.	Resident Agent:	Val-U-Corp Services Inc.
	Name and Street:	Name
1802 North Carson Street, Suite 212
Carson City, Nevada 89701

3.	Shares:	Number of shares with par value: 75,000,000 Common
Par value: $.001
Number of shares without par value: _______________

4.	Name &	Daniel A. Kramer
	Addresses of Board	1802 North Carson Street, Suite 212
	of Directors/Trustees:	Carson City, Nevada 89701

5.	Purpose:	All legal purposes

6.	Names, Addresses
and Signature
	of Incorporator:	Daniel A. Kramer /s/ Daniel A. Kramer
Incorporator Signature

1802 North Carson Street, Suite 212
Carson City, Nevada 89701

7.	Certificate of Acceptance
of Appointment of
	Registered Agent:	I hereby accept appointment as Resident Agent for the above named corporation
:

/s/ Daniel A. Kramer Date: September 24, 2007
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity